Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES FDA ACCEPTANCE FOR

FILING AND PRIORITY REVIEW DESIGNATION FOR RIFAXIMIN NDA

FOR THE MAINTENANCE OF REMISSION OF HEPATIC

ENCEPHALOPATHY

RALEIGH, NC August 24, 2009 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced the Food and Drug Administration (FDA) has accepted for filing and designated for Priority Review the Company’s New Drug Application (NDA) for rifaximin tablets 550 mg for the maintenance of remission of hepatic encephalopathy (HE). Additionally, the FDA has informed the Company of its plan to schedule an Advisory Committee meeting in late February 2010 to discuss the application.

A Priority Review classification is granted to drugs offering major advances in treatment, or providing a treatment where no adequate therapy exists. Based on this classification, the FDA has issued an action date of December 24, 2009 under the Prescription Drug User Fee Act (PDUFA). However, the convening of an Advisory Committee in late February 2010 signals the December 24, 2009 action date will be delayed.

“We are pleased with the FDA’s acceptance for filing of the rifaximin NDA and their decision to grant Priority Review for our application,” stated Bill Forbes, Pharm.D., Senior Vice President and Chief Development Officer, Salix Pharmaceuticals. “This review classification signals that the FDA considers that rifaximin has the potential to provide a significant advance in the treatment of hepatic encephalopathy. We are not surprised at the FDA’s decision to convene an Advisory Committee to gain an independent recommendation from outside experts regarding rifaximin due to the fact that, if approved, rifaximin will be the first new option approved for the management of HE in over 30 years. We believe the availability of rifaximin has the potential to change the treatment paradigm for HE. Today’s news marks a milestone for Salix, rifaximin and patients suffering from this serious condition.”

Currently Salix estimates the U.S. commercial opportunity represented by the HE market is approximately $600 million. Hepatic encephalopathy occurs frequently in patients with cirrhosis as a result of their end-stage liver disease. Typically the cirrhosis is caused by a number of factors, such as alcohol and/or drug abuse, chronic viral hepatitis and autoimmune disease. Cirrhosis is a leading cause of death in the United States.1 The number of cases of liver disease in the United States and around the world is rapidly increasing, with more than 7 million people in the United States being diagnosed with chronic liver disease.2 There are reported to be more than 100,000 patients in the United States with overt HE.3

Rifaximin has been granted Orphan Drug designation by the FDA for use in hepatic encephalopathy. Salix believes this designation will provide seven years of marketing exclusivity in the United States if rifaximin gains approval from the FDA for HE.

About Hepatic Encephalopathy

Hepatic encephalopathy (HE) is a neurological disorder caused by chronic liver failure resulting in cognitive, psychiatric and motor impairments.4 The condition encompasses a wide spectrum of often reversible neuropsychiatric abnormalities caused by the inability of the liver to remove toxic products in the gut, most notably ammonia-producing bacteria.5 When toxins reach the central nervous system, this condition can result in symptoms ranging in severity from mild cerebral function deficits to coma and characterized by disruption in sleep patterns, changes in personality and intellectual capacity, high blood ammonia levels, altered neuromuscular activity and electroencephalogram (EEG) abnormalities.6,7

About XIFAXAN® (rifaximin)

Rifaximin tablets 200 mg, which Salix markets in the United States under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea caused by non–invasive strains of Escherichia coli. XIFAXAN (rifaximin) is a gut–selective antibiotic with negligible systemic absorption (<0.4%) and broad–spectrum activity in vitro against both gram–positive and gram–negative pathogens. Rifaximin has a similar tolerability profile to that of placebo and has activity against the most common TD pathogens. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well tolerated. The most common side effects (vs. placebo) were flatulence 11.3% (versus 19.7%), headache 9.7% (versus 9.2%), abdominal pain 7.2% (versus 10.1%) and rectal tenesmus 7.2% (versus 8.8%).

Rifaximin (550 mg) is under investigation in the United States as a treatment for irritable bowel syndrome. Rifaximin has been used in Italy for 24 years and is approved in 33 countries. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A. in Bologna, Italy. Alfa Wassermann markets rifaximin in Italy under the trade name Normix®.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, NC, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix also markets OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. METOZOLVTM ODT (metoclopramide), crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP.”

For more information, please visit our Web site at www.salix.com or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictable nature of the duration and results of regulatory review of new drug applications; market acceptance for approved products; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.

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UReferences

[1]

Miniño AM, Heron MP, Murphy SL, Kochanek KD. Deaths: Final data for 2004. Centers for Disease Control and Prevention Web site. http://www.cdc.gov/nchs/data/nvsr/nvsr55/nvsr55_19.pdf. Updated October 10, 2007. Accessed January 20, 2008.

[2]

Everhart JE, editor. The burden of digestive diseases in the United States. US Department of Health and Human Services, Public Health Service, National Institutes of Health, National Institute of Diabetes and Digestive and Kidney Diseases. Washington, DC: US Government Printing Office, 2008; NIH Publication No. 09–6443 [pp. 111–114].

[3]	Poordad FF. Review Article: The Burden of Hepatic Encephalopathy. Alimentary Pharmacology & Therapeutics. 25 Supplement 1:3–9, February 2007.
[4]

National Institute on Alcoholism and Alcohol Abuse of the National Institutes of Health. Hepatic Encephalopathy. September 29, 2004. Available at: http://pubs.niaaa.nih.gov/publications/arh27-3/240-246.htm.

[5]	Blei AT, Co’rdoba J and The Practice Parameters Committee of the American College of Gastroenterology. Hepatic Encephalopathy. Practice Guidelines. Vol. 96, No. 7, 2001.
[6]	IBID
[7]	Abou–Assi S. Vlahcevic ZR. Hepatic encephalopathy. Metabolic consequence of cirrhosis often is reversible. Postgraduate Medicine. 109(2):52–4, 57–60, 63–5 passim, 2001 Feb.